Exhibit 99.2

For Immediate Release
August 31, 2026

TXNM Energy Announces Pricing of Public Offering of Common Stock

(ALBUQUERQUE, N.M.) – TXNM Energy, Inc. (“TXNM Energy”) (NYSE: TXNM) announced today that it has priced an underwritten public offering of 7,079,646 shares of its common stock, no par value, at a public offering price of $56.50 per share for approximate gross proceeds of approximately $400 million, before deducting the underwriting discount and estimated offering expenses payable by TXNM Energy.

TXNM Energy intends to use the net proceeds to repay borrowings under its $400 million term loan agreement.
Wells Fargo Securities is acting as the sole book-running manager for this offering.

The underwriter may offer shares of TXNM Energy’s common stock in transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices, at prices related to market prices or at negotiated prices. Closing of the offering is expected to occur on or about September 2, 2026, subject to customary closing conditions.

The public offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-285426) that has been filed with the Securities and Exchange Commission, or SEC. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. In addition, Press Releases: To obtain a copy of the prospectus supplement and related base prospectus for this offering, please contact Wells Fargo Securities, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, at 800-645-3751 (option #5) or email a request to WFScustomerservice@wellsfargo.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer, solicitation or sale in such jurisdiction. The offering of these securities will be made only by means of a prospectus and a related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Background:
TXNM Energy (NYSE: TXNM), an energy holding company based in Albuquerque, New Mexico, delivers energy to more than 800,000 homes and businesses across Texas and New Mexico through its regulated utilities, TNMP and PNM. For more information, visit the company's website at www.TXNMEnergy.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Corporate Communications
(505) 241-2160                    (505) 241-2743

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this press release are “forward-looking statements” under federal securities laws. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning the closing of the offering and the intended use of proceeds.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: market conditions, including market interest rates; the trading price and volatility of TXNM Energy’s common stock; and risks relating to TXNM Energy’s business, including those described under the headings “Disclosure Regarding Forward Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent reports filed with the SEC. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the company’s Form 10-K, Form 10-Q filings and the information included in the company’s Forms 8-K with the SEC, which factors are specifically incorporated by reference herein. There can be no assurance that the offering of common stock will be completed on the anticipated terms, or at all. Except as may be required by law, TXNM Energy expressly disclaims any obligation to update any forward-looking information.